UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2021

MERITOR, INC.
(Exact name of registrant as specified in its charter)

Indiana	1-15983	38-3354643
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File No.)	Identification No.)

2135 West Maple Road
Troy, Michigan
(Address of principal executive offices)

48084-7186
(Zip code)

Registrant’s telephone number, including area code: (248) 435-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $1 Par Value	MTOR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 19, 2021, the Board of Directors of Meritor, Inc. (the “Company”), pursuant to Section 7.01 of the Amended and Restated Articles of Incorporation of the Company and Section 3.1 of the Amended and Restated By-laws of the Company, (i) approved an increase in the number of directors of the Company to eleven (11); (ii) appointed Elizabeth A. Fessenden to fill the newly created vacancy as a Class II director with a term expiring at the 2023 annual meeting of shareholders; and (iii) appointed Ms. Fessenden as a member of the compensation and management development committee, in each case effective as of June 1, 2021. A copy of the Company’s Press Release with respect to Ms. Fessenden’s appointment is attached hereto as Exhibit 99-a and incorporated herein by reference.

As a non-employee director of the Company, Ms. Fessenden will receive an annual cash retainer of $105,000 for Board service. As part of director compensation, each non-employee director is also entitled to receive an annual equity grant equal to a value of approximately $120,000, in the form of restricted stock. The restricted stock vests upon the earliest of (i) three years from the date of grant or (ii) the date the director resigns or ceases to be a director under circumstances the Board determines not to be adverse to the best interests of the Company. In connection with her appointment, Ms. Fessenden’s annual cash retainer and equity award will be pro-rated for her time of service for the current year.

There are no family relationships, as defined in Item 401 of Regulation S-K, between Ms. Fessenden and any of the Company’s executive officers and any director, executive officer or person nominated to become a director or executive officer. Ms. Fessenden was not selected pursuant to any arrangement or understanding between her and any person other than the Company. In addition, Ms. Fessenden did not have a direct or indirect material interest in any transaction that would be required to be disclosed under Item 404(a) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
99-a	Press Release dated May 20, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERITOR, INC.
(Registrant)

Date: May 20, 2021	By:	/s/ Hannah S. Lim-Johnson
Hannah S. Lim-Johnson
Senior Vice President, Chief Legal Officer &
Corporate Secretary